UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 19, 2007
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-1035 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 — 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On October 19, 2007, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) entered into a Fifth Amending Agreement to its term credit agreement with The Bank of Nova Scotia and other financial institutions dated as of September 25, 2001 and previously amended on September 23, 2003, September 21, 2004, September 20, 2005 and September 27, 2006.
          The Fifth Amending Agreement (i) adds an accordion feature that, subject to certain conditions, enables PotashCorp to increase its total borrowing capacity under the credit facility to $1.25 billion, (ii) amends the definition of “EBITDA” to exclude unrealized gains and losses in respect of hedging instruments, (iii) increases the maximum allowable debt to capital ratio from 0.55:1.00 to 0.60:1.00, (iv) increases the maximum allowable debt of the subsidiaries of PotashCorp to $650 million in the aggregate and (v) extends the maturity date of the credit agreement from September 30, 2011 to May 31, 2013.
          The foregoing description is qualified in its entirety by reference to the Fifth Amending Agreement, which is attached hereto as
Exhibit 4(a) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

4(a)	Syndicated Term Credit Facility Fifth Amending Agreement between The Bank of Nova Scotia and other financial institutions and the registrant dated October 19, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary
Dated: October 22, 2007

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	Syndicated Term Credit Facility Fifth Amending Agreement between The Bank of Nova Scotia and other financial institutions and the registrant dated October 19, 2007.